                                                                EXHIBIT 10.3



                                4000 TOWN CENTER

                           SOUTHFIELD, MICHIGAN 48075


                                  OFFICE SPACE
                                     LEASE



                                    BETWEEN



                            PMTC LIMITED PARTNERSHIP

                                    LANDLORD



                                      AND


                       SUPERIOR CONSULTANT COMPANY, INC.

                                     TENANT

                               TABLE OF CONTENTS


SCHEDULE....................................................................   1

1.      DEMISING CLAUSE.....................................................   3

2.      RENT................................................................   3
        A.      Definitions.................................................   3
        B.      Components of Rent..........................................   3
        C.      Payment of Rent.............................................   4
        D.      Allocation of Rent Abatement for Tax Purposes...............   4

3.      USE.................................................................   5

4.      CONDITION OF PREMISES...............................................   5

5.      BUILDING SERVICES...................................................   5
        A.      Basic Services..............................................   5
        B.      Utilities and Services......................................   5
        C.      Telephones..................................................   6
        D.      Additional Services.........................................   6
        E.      Failure or Delay in Furnishing Services.....................   6

6.      RULES AND REGULATIONS...............................................   6

7.      CERTAIN RIGHTS RESERVED TO LANDLORD.................................   6

8.      MAINTENANCE AND REPAIRS.............................................   7

9.      ALTERATIONS.........................................................   7
        A.      Requirements................................................   7
        B.      Liens.......................................................   7
        C.      Americans With Disabilities Act.............................   8

10.     INSURANCE...........................................................   8
        A.      Tenant's Insurance..........................................   8
        B.      Landlord's Insurance........................................   8
        C.      Risk of Loss................................................   9
        D.      Indemnification of Landlord.................................   9
        E.      Indemnification of Tenant...................................   9

11.     TENANT'S AND LANDLORD'S RESPONSIBILITIES............................   9

12.     FIRE OR OTHER CASUALTY..............................................  10
        A.      Destruction of the Building.................................  10
        B.      Destruction of the Premises.................................  10

13.     CONDEMNATION........................................................  11

14.     ASSIGNMENT AND SUBLETTING...........................................  11
        A.      Landlord's Consent..........................................  11
        B.      Standards for Consent.......................................  11
        C.      Recapture...................................................  12

15.     SURRENDER...........................................................  12

16.     DEFAULTS AND REMEDIES...............................................  12
        A.      Default.....................................................  12
        B.      Right of Re-Entry...........................................  12
        C.      Termination of Right to Possession..........................  13
        D.      Termination of Lease........................................  13
        E.      Other Remedies..............................................  13
        F.      Bankruptcy..................................................  13
        G.      Waiver of Trial by Jury.....................................  13
        H.      Counterclaims...............................................  13
        I.      Venue.......................................................  13

17.     HOLDING OVER........................................................  14

18.     SECURITY DEPOSIT....................................................  14

19.     RELOCATION OF TENANT................................................  14

20.     ESTOPPEL CERTIFICATE................................................  15

21.     SUBORDINATION.......................................................  15

22.     QUIET ENJOYMENT.....................................................  15

23.     BROKER..............................................................  16

24.     NOTICES.............................................................  16

25.     MISCELLANEOUS.......................................................  16
        A.      Successors and Assigns......................................  16
        B.      Entire Agreement............................................  16
        C.      Time of Essence.............................................  16
        D.      Execution and Delivery......................................  16
        E.      Severability................................................  16
        F.      Governing Law...............................................  17
        G.      Attorneys' Fees.............................................  17
        H.      Delay in Possession.........................................  17
        I.      Joint and Several Liability.................................  17
        J.      Force Majeure...............................................  17
        K.      Captions....................................................  17
        L.      No Waiver...................................................  17
        M.      Limitation of Liability.....................................  17

                            TOWN CENTER OFFICE LEASE

THIS LEASE is made as of the 21st day of March, 1996, between PMTC LIMITED PARTNERSHIP, a Michigan Limited Partnership ("Landlord"), and SUPERIOR CONSULTANT COMPANY, INC., a Michigan Corporation ("Tenant"), for space in the building located at 4000 Town Center, Southfield, Michigan 48075 (such building, together with the land upon which it is situated, being herein referred to as the "Building"). The Building is one of a group of five buildings commonly known as 1000 Town Center, 2000 Town Center, 3000 Town Center, 4000 Town Center and 4400 Town Center located in an office building complex (the "Complex") commonly known as Prudential Town Center. The following schedule (the "Schedule") sets forth certain basic terms of this Lease:

SCHEDULE

1.    Premises - Suite Number                Premises A:  Suite Number 800
                                             Premises B:  Suite Number 1100

2.    Rentable Square Feet of Premises:      Premises A:  17,278
                                             Premises B:  17,278

3.    Rentable Square Feet of Building:      345,286

4.    Base Rent:
      Premises A:


              Period from / to           Monthly               Annually
              ----------------           -------               --------
             09/01/96 to 08/31/97        $13,318.46            $159,821.52
             09/01/97 to 08/31/98        $13,678.42            $164,141.04
             09/01/98 to 08/31/99        $14,038.38            $168,460.56
             09/01/99 to 08/31/00        $14,393.33            $172,719.96
             09/01/00 to 08/31/01        $14,758.29            $177,099.48
             09/01/01 to 08/31/02        $15,118.25            $181,419.00
             09/01/02 to 08/31/03        $15,478.21            $185,738.52


      Premises B:


              Period from / to           Monthly               Annually
              ----------------           -------               --------
             07/01/96 to 06/30/97        $13,318.46            $159,821.52
             07/01/97 to 06/30/98        $13,678.42            $164,141.04
             07/01/98 to 06/30/99        $14,038.38            $168,460.56
             07/01/99 to 06/30/00        $14,393.33            $172,719.96
             07/01/00 to 06/30/01        $14,758.29            $177,099.48
             07/01/01 to 06/30/02        $15,118.25            $181,419.00
             07/01/02 to 08/31/03        $15,478.21            $185,738.52

5.    Tenant's Share:                        Premises A:  5.004%
                                             Premises B:  5.004%

6.    Security Deposit:                      NONE

7.    Broker:                                Premisys Real Estate Services, Inc.

8.    Commencement Date:                     Premises A:  September 1, 1996
                                             Premises B:  July 1, 1996

9.    Expiration Date:                   Premises A:  August 31, 2003
                                         Premises B:  August 31, 2003

10.   Guarantor(s):                      None

11.   Landlord's Notice Address:         PMTC Limited Partnership
                                         c/o Premisys Real Estate Services, Inc.
                                         2000 Town Center
                                         Suite 2100
                                         Southfield, Michigan 48075

12.   Tenant's Notice Address:           Superior Consultant Company, Inc.
                                         4000 Town Center, Ste. 1100
                                         Southfield, MI 48075
                                         Attn:  Susan M. Synor

13.   Exhibits:                          A.   Floor Plan

                                         B.   Workletter

                                         C.   Cleaning Specifications

                                         D.   Rules and Regulations

1.  DEMISING CLAUSE

Landlord leases to Tenant and Tenant leases from Landlord the premises (the "Premises") described in Item 1 of the Schedule and shown on the plan attached hereto as Exhibit A subject to the covenants and conditions set forth in this Lease, for a term (the "Term") commencing on the date described in Item 8 of the Schedule (the "Commencement Date") and expiring on the date described in Item 9 of the Schedule (the "Expiration Date"), unless terminated earlier as otherwise provided in this Lease.

2.  RENT

A. Definitions. For purposes of this Lease, the following terms shall have the following meanings:

(i) "Expenses" shall mean all expenses, costs and disbursements (other than Taxes) paid or incurred by Landlord in connection with the ownership, management, maintenance, operation, replacement and repair of the Building. Expenses shall not include: (a) costs of tenant alterations; (b) costs of capital improvements (except for costs of any capital improvements (1) made or installed (or service agreements or leases entered into) for the purpose of reducing Expenses or improving the operating efficiency of any system within the Building or (2) made or installed pursuant to governmental or insurance requirements, which costs shall be amortized by Landlord over their estimated useful life; (c) interest and principal payments on mortgages (except interest on the cost of any capital improvements for which amortization may be included in the definition of Expenses) or any rental payments on any ground leases (except for rental payments which constitute reimbursement for Taxes and Expenses); (d) advertising expenses and leasing commissions; (e) any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds or otherwise, except through Adjustment Rent (hereinafter defined); (f) the cost of any kind of service furnished to any other tenant in the Building which Landlord does not generally make available to all tenants in the Building; (g) legal expenses of negotiating leases; (h) salaries and fringe benefits of employees above the grade of general manager; or (i) depreciation expenses on any fixed assets. Expenses shall be determined on an accrual basis based on generally accepted accounting principles, consistently applied.

(ii) "Rent" shall mean Base Rent, Adjustment Rent, and any other sums or charges due from Tenant hereunder.

(iii) "Taxes" shall mean all taxes, assessments and fees levied upon the Building, the property of Landlord located therein or the rents collected therefrom, by any governmental entity based upon the ownership, leasing, renting or operation of the Building, including all costs and expenses of protesting any such taxes, assessments or fees. Taxes shall not include any net income, capital stock, succession, single business tax, transfer, franchise, gift, estate or inheritance taxes; provided, however, if at any time during the Term, a tax or excise on income is levied or assessed by any governmental entity, in lieu of or as a substitute for, in whole or in part, real estate taxes, or other ad valorem taxes, such tax shall constitute and be included in Taxes. For the purpose of determining Taxes for any given year, the amount to be included for such year (a) from special assessments payable in installments shall be the amount of the installments (and any interest) due and payable during such year, and (b) from all other Taxes shall be the amount due and payable in such year.

(iv) "Tenant's Share" shall mean the percentage set forth in Item 5 of the Schedule.

B. Components of Rent. Tenant agrees to pay the following amounts to Landlord at the office of the Building or at such other place as Landlord designates:

(i) Base rent ("Base Rent") to be paid in monthly installments in the amounts set forth in Item 4 of the Schedule in advance on or before the first day of each month of the Term, without demand, except that Tenant shall pay the first month's Base Rent upon execution of this Lease.

(ii) Adjustment rent ("Adjustment Rent") in an amount equal to Tenant's Share of Expenses and Taxes for any calendar year. Prior to each calendar year, or as soon as reasonably possible, Landlord shall estimate and notify Tenant of the amount of Adjustment Rent due for such year, and Tenant shall pay Landlord one-twelfth of such estimate on the first day of each month during such year. Such estimate may be revised by Landlord whenever it obtains information relevant to making such estimate more accurate. After the end of each calendar year, Landlord shall deliver to Tenant a statement setting forth the actual Expenses and Taxes for such calendar year and a statement of the amount of Adjustment Rent that Tenant has paid and is payable for such year. Within thirty (30) days after receipt of such statement, Tenant shall pay to Landlord the amount of Adjustment Rent due for such calendar year minus any payments of estimated Adjustment Rent made by Tenant for such year. If, Tenant's estimated payments of Adjustment Rent exceed the amount due Landlord for such calendar year, Landlord shall apply such excess as a credit against Tenant's other obligations under this Lease or promptly refund such excess to Tenant if the Term has already expired, provided Tenant is not then in default hereunder, in either case without interest to Tenant.

C.  Payment of Rent.  The following provisions shall govern the payment of
Rent: (i) if this Lease commences or ends on a day other than the first day or last day of a calendar month, respectively, the Rent for such month shall be prorated accordingly; (ii) all Rent shall be paid to Landlord without offset or deduction, and the covenant to pay Rent shall be independent of every other covenant in this Lease; (iii) any sum due from Tenant to Landlord which is not paid within thirty (30) days of the date due shall bear interest from the date due until the date paid at the annual rate of five percent (5%) over the prime rate as quoted in the Wall Street Journal on the date the payment was due (or the first business day thereafter), which rate shall not exceed the maximum rate permitted by law (the "Default Rate"); and, in addition, Tenant shall pay Landlord a late charge for any Rent payment which is paid more than five (5) days after its due date equal to five percent (5%) of such payment; (iv) Tenant shall have the right to inspect Landlord's accounting records relative to Expenses and Taxes during normal business hours at any time within one hundred eighty (180) days following the furnishing to Tenant of the annual statement of Adjustment Rent; and, unless Tenant shall take written exception to any item in any such statement within such one hundred eighty (180) day period, such statement shall be considered as final and accepted by Tenant; (v) in the event of the termination of this Lease prior to the determination of any Adjustment Rent, Tenant's agreement to pay any such sums and Landlord's obligation to refund any such sums (provided Tenant is not in default hereunder) shall survive the termination of this Lease; (vi) no adjustment to the Rent by virtue of the operation of the rent adjustment provisions in this Lease shall result in the payment by Tenant in any year of less than the Base Rent shown on the Schedule; (vii) Landlord may at any time change the fiscal year of the Building; (viii) each amount owed to Landlord under this Lease for which the date of payment is not expressly fixed shall be due on the same date as the Rent listed on the statement showing such amount is due; and (ix) if Landlord fails to give Tenant an estimate of Adjustment Rent prior to the beginning of any calendar year, Tenant shall continue to pay Adjustment Rent at the rate for the previous calendar year until Landlord delivers such estimate, at which time Tenant shall pay retroactively the increased amount for all previous months of such calendar year.

D. Allocation of Rent Abatement for Tax Purposes. Landlord and Tenant agree that no portion of the Base Rent paid by Tenant during the portion of the term of this Lease occurring after the expiration of any period during which such rent was abated shall be allocated, for income tax purposes, nor is such rent intended by the parties to be allocable, for income tax purposes, to any abatement period.


3.  USE

Tenant agrees that it shall occupy and use the Premises only as business offices, a training center and for no other purposes. It is understood and agreed that Tenant operates a fitness facility within the Premises for the exclusive use of Tenant's employees and affiliate Unitive Corporation. Tenant shall comply with all present and future federal, state and municipal laws, ordinances and regulations and all covenants, conditions and restrictions of record applicable to Tenant's use or occupancy of the Premises. Without limiting the foregoing, Tenant shall not cause, nor permit, any hazardous or toxic substances to be brought upon, produced, stored, used, discharged or disposed of in, on or about the Premises without the prior written consent of Landlord and then only in compliance with all applicable environmental laws. If as a result of Tenant's use of the Premises (a) the amount of insurance premiums payable by Landlord for insurance maintained for or in respect to the Building is increased, (b) any such insurance coverage is decreased, or (c) cancellation or refusal to renew any such insurance policy is threatened, Landlord shall so notify Tenant, whereupon Tenant shall immediately pay any such increased premium or cease any such use, failing which (or in the event of a threatened cancellation or refusal to renew any such insurance policy which may not be cured by the payment of an additional premium) Landlord shall have the right, in addition to Landlord's other rights and remedies hereunder, to terminate this Lease upon written notice to Tenant, effective on the date set forth in such notice.


4.  CONDITION OF PREMISES

Tenant's taking possession of the Premises shall be conclusive evidence that the Premises were in good order and satisfactory condition when Tenant took possession other than punchlist items which Landlord shall complete within thirty (30) days after the Commencement Date. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises or the Building, have been made by or on behalf of Landlord or relied upon by Tenant, except as stated in the Workletter attached hereto as Exhibit "B".

5.  BUILDING SERVICES

A. Basic Services. Landlord shall furnish the following services: (i) heating, ventilating and air conditioning to provide a temperature condition required, in the temperature range of 70 degrees fahrenheit to 78 degrees fahrenheit when the outside temperature is between minus 5 degrees fahrenheit and 95 degrees fahrenheit for comfortable occupancy of the Premises under normal business operations, daily from 7:00 A.M. to 6:00 P.M. (Saturday from 8:00 A.M. to 2:00 P.M.), Sundays and holidays excepted; (ii) water for drinking, water for any private restrooms, showers and office kitchen requested by Tenant; (iii) men's and women's restrooms at locations designated by Landlord, in common with other tenants of the Building; (iv) daily janitor service in the Premises and common areas of the Building, as set forth in the Cleaning Specifications attached hereto as Exhibit "C", weekends and holidays excepted, including periodic outside window washing of the perimeter windows in the Premises not less than twice per year, weather permitting; (v) passenger elevator service in common with Landlord and other tenants of the Building along with access to the Premises, 24 hours a day, 7 days a week; and freight elevator service daily, weekends and holidays excepted; and (vi) such electricity as is customarily required for the use of office lighting and electrical outlets, for personal computers, file servers, copiers and other business and fitness equipment.

B. Utilities and Services. Landlord may impose a reasonable charge for any utilities and services, including, without limitation, air conditioning, electricity, and water, provided by Landlord by reason of: (i) any use of the Premises at any time other than the hours set forth above by a substantial number of Tenant's employees; (ii) any utilities or services beyond what Landlord agrees herein to furnish; or (iii) special electrical, cooling and ventilating needs created by Tenant's telephone equipment, computer, electronic data processing equipment, copying equipment and other such equipment or uses. As of the Commencement Date the after hours charge for heat, ventilation & air conditioning is estimated to be $70.00 per hour per floor. Landlord will install metering devices for the purpose of metering Tenant's utility consumption.

C. Telephones. Tenant shall arrange for telephone service directly with one or more of the public telephone companies servicing the Building and shall be solely responsible for paying for such telephone service. If Landlord acquires ownership of the telephone cables in the Building at any time, Landlord shall permit Tenant to connect to such cables on such terms and conditions as Landlord may reasonably prescribe. In no event does Landlord make any representation or warranty with respect to telephone service in the Building, and Landlord shall have no liability with respect thereto.

D. Additional Services. Landlord shall not be obligated to furnish any services other than those stated above. If Landlord elects to furnish services requested by Tenant in addition to those stated above (including services at times other than those stated above), Tenant shall pay Landlord's reasonable fee to furnish such services. If Tenant shall fail to make any such payment, Landlord may, without notice to Tenant and in addition to all other remedies available to Landlord, discontinue any additional services. No discontinuance of any such service shall result in any liability of Landlord to Tenant or be considered as an eviction or a disturbance of Tenant's use of the Premises.

E. Failure or Delay in Furnishing Services. Tenant agrees that Landlord shall not be liable for damages for failure or delay in furnishing any service stated above if such failure or delay is caused, in whole or in part, by any one or more of the events stated in Section 25(j) below, nor shall any such failure or delay be considered to be an eviction or disturbance of Tenant's use of the Premises, or relieve Tenant from its obligation to pay any Rent when due or from any other obligations of Tenant under this Lease. If a service or services are not provided for five (5) consecutive days and Tenant is not able to conduct business, rent shall abate for the entire period until the service or services are restored. If a service or services are not provided for sixty (60) consecutive days and Tenant is not able to conduct business, Tenant shall have the right to terminate this Lease, upon written notice to Landlord, and neither Landlord nor Tenant shall have any rights or obligations under this Lease for any period thereafter.

6.  RULES AND REGULATIONS

Tenant shall observe and comply, and shall cause its subtenants, assignees, invitees, employees, contractors and agents to observe and comply, with the Rules and Regulations listed on Exhibit "D" attached hereto and with such reasonable modifications and additions thereto as Landlord may make from time to time. Landlord shall not be liable for failure of any person to obey the Rules and Regulations. Landlord shall not be obligated to enforce the Rules and Regulations against any person, and the failure of Landlord to enforce any such Rules and Regulations shall not constitute a waiver thereof or relieve Tenant from compliance therewith, provided, however, that Landlord shall not enforce such Rules and Regulations in a manner which unreasonably interferes with Tenant's use of the Premises.

7.  CERTAIN RIGHTS RESERVED TO LANDLORD

Landlord reserves the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim; (a) to change the name or street address of the Building or the Complex; (b) to install, affix and maintain any and all signs on the exterior or interior of the Building; (c) to make repairs, decorations, alterations, additions, or improvements, whether structural or otherwise, in and about the Building and/or the parking areas of the Complex, and for such purposes to enter upon the Premises, temporarily close doors, corridors and other areas in the Building or the Complex and interrupt or temporarily suspend services or use of common areas provided that there shall be no unreasonable interference with Tenant's use of the Premises and that Landlord shall give Tenant reasonable advance notice prior to his entry on the Premises to conduct any of these activities, and Tenant agrees to pay Landlord for overtime and similar expenses incurred if such work is done other than during ordinary business hours at Tenant's request; (d) to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises; (e) to grant to any person or to reserve unto itself the exclusive right to conduct any business or tender any service in the Building or the Complex; (f) to show or inspect the Premises at reasonable times and upon reasonable advance notice to Tenant and, if vacated, to prepare the Premises for reoccupancy; (g) to install, use and maintain in and through the Premises pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises; (h) to take any other action which Landlord deems reasonable in connection with the operation, maintenance, marketing, or preservation of the Building or the Complex; (i) to sell one or more or all of the buildings in the Complex; and (j) to approve the weight (Landlord hereby approves the use of an area in the Premises for a fitness facility), size, and location of safes or other heavy equipment or articles, which articles may be moved in, about, or out of the Building or Premises only at such times and in such manner as Landlord shall direct, at Tenant's sole risk and responsibility.

8.  MAINTENANCE AND REPAIRS

Tenant, at its expense, shall maintain and keep the premises in good order and repair at all times during the Term. Landlord shall perform any maintenance or make any repairs to the Building, including Building systems, or Premises as Landlord shall desire or deem necessary for the safety, operation or preservation of the Building, or as Landlord may be required or requested to do by the order or decree of any court or by any other proper authority. Tenant shall reimburse Landlord for any such maintenance or repairs specific to Tenant's use of the Premises. Landlord shall maintain and keep the remainder of the Building in good order and repair at all times during the Term including parking areas, driveways, walkways and landscaped areas.

9.  ALTERATIONS

A. Requirements. Tenant shall not make any replacement, alteration, improvement or addition to or removal from the Premises (collectively an "Alteration") without the prior written consent of Landlord, which consent shall not be unreasonably withheld unless such Alteration affects the structure or systems of the Building or affects any other tenant's premises. In the event Tenant proposes to make any Alteration, Tenant shall, prior to commencing such Alteration, submit to Landlord for prior written approval:
(i) detailed plans and specification; (ii) the names, addresses and copies of contracts for all contractors; (iii) all necessary permits evidencing compliance with all applicable governmental rules, regulations and requirements; (iv) certificates of insurance in form and amounts required by Landlord as additional insureds; and (v) all other documents and information as Landlord may reasonably request in connection with such Alteration. Tenant agrees to pay Landlord's reasonable charges for review of all such items and supervision of the Alteration. Neither approval of the plans and specifications nor supervision of the Alteration by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency or propriety of such plans and specifications or the quality of workmanship or the compliance of such Alteration with applicable law. Tenant shall pay the entire cost of the alteration, if performed by Landlord. Each Alteration shall be performed in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord and shall meet or exceed the standards for construction and quality of materials established by Landlord for the Building. In addition, each Alteration shall be performed in compliance with all applicable governmental laws and regulations and insurance company requirements. Each Alteration shall be performed by Landlord or under Landlord's supervision, and in harmony with Landlord's employees, contractors and other tenants. Each Alteration, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises (excepting only Tenant's furniture, equipment and trade fixtures) shall become Landlord's property and shall remain upon the Premises at the expiration or termination of this Lease without compensation to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove such Alteration at Tenant's sole cost and expense in accordance with the provisions of Section 15 of this Lease, which required removal shall be specified by Landlord when Landlord consents to Tenant's requested Alterations.

B. Liens. Upon completion of any Alteration, Tenant shall promptly furnish Landlord with sworn owner's and contractors' statements and full and final waivers of lien covering all labor and materials included in such Alteration. Tenant shall not permit any mechanic's lien to be filed against the Building, or any part thereof, arising out of any Alteration performed or alleged to have been performed by or on behalf of Tenant. If any such lien is filed, Tenant shall within ten (10) days thereafter have such lien released of record or diligently contest and deliver to Landlord a bond in form, amount and issued by a surety satisfactory to Landlord, indemnifying Landlord against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien so released or to contest and deliver such bond to Landlord, Landlord without investigating the validity of such lien, may pay or discharge the same; and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.

C. Americans With Disabilities Act. Replacement, alterations, improvements or additions to or removals from the Premises required to achieve compliance with the Americans With Disabilities Act ("ADA") shall be completed at Tenant's expense in accordance with the procedures set forth in paragraphs 9A. and B. of this Lease. Landlord agrees to be responsible for the cost of complying with the American's with Disabilities Act affecting the common area of the Building outside the Premises. Landlord shall make commercially reasonable efforts to comply with ADA in preparing the Working Drawings. However; Landlord makes no representation that said Working Drawings do comply with the ADA. In no event shall Tenant have any responsibility to Landlord for any alterations or additions to the Tenant Improvements completed by Landlord.

10.  INSURANCE AND INDEMNIFICATION

In consideration of the leasing of the Premises at the Rent stated herein, Landlord and Tenant agree to provide insurance and allocate the risks of loss as follows:

A. Tenant's Insurance. Tenant, at its sole cost and expense but for the mutual benefit of itself and Landlord, agrees to purchase and keep in force and effect during the Term hereof, insurance which is available at commercially reasonable rates and otherwise commonly carried by tenants in the area, under policies issued by insurers licensed to do business in the state in which the Building is located with a Best's rating of A-, class VIII or higher on all alterations, additions, and improvements owned by Tenant, and on all personal property located in the Premises, protecting Landlord and Tenant from damage or other loss caused by perils covered under All Risk Property Policy, and Boiler and Machinery Policy, in amounts not less than the full insurable replacement value of such property. Such insurance shall provide that its is specific and not contributory and shall name the Landlord and its management agent as additional insureds and shall contain an agreed amount endorsement. Such insurance shall also contain a clause pursuant to which the insurance carriers waive all rights of subrogation against the Landlord with respect to losses payable under such policies.

Tenant also agrees to maintain commercial general liability insurance covering Tenant as the insured party, and naming Landlord and its managing agent as an additional insured, against claims for bodily injury and death and property damage occurring in or about the Premises, with limits of not less then One Million Dollars ($1,000,000.00) per occurrence. Three Million Dollars ($3,000,000.00) products and completed operations aggregate, and Three Million Dollars ($3,000,000.00) general aggregate.

Tenant shall, prior to commencement of the Term, furnish to Landlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or canceled without at least thirty (30) days prior written notice to Landlord and Tenant. In the event Tenant shall fail to procure such insurance, Landlord may at its option, after giving Tenant no less than fourteen (14) days prior written notice of its election to do so, procure the same for the account of Tenant and the cost thereof shall be paid to Landlord as additional Rent upon receipt by Tenant of bills therefor. When used in this Section 10, A the term "Landlord" shall include Landlord's partners, beneficiaries, officers, agents, servants and employees and the term "Tenant" shall include Tenant's partners, beneficiaries, officers, agents, servants and employees.

B. Landlord's Insurance. Landlord agrees to purchase and keep in force and effect commercial general liability insurance in an amount less than Three Million Dollars ($3,000,000.00) per occurrence and Three Million Dollars ($3,000,000.00) general aggregate, and All Risk property insurance with an agreed amount endorsement, and Boiler and Machinery insurance on the Building. Such insurance shall provide that it is specific and not contributory and shall contain a clause pursuant to which the insurance carriers waive all rights of subrogation against the Tenant with respect to losses payable under such policies.

C. Risk of Loss. By this Section 10, Landlord and Tenant intend that the risk of loss or damage as described above be borne by responsible insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and to seek recovery only from, their respective insurance carriers in the event of a loss of a type described above to the extent that such coverage is agreed to be provided hereunder. For this purpose, any applicable deductible amount shall be treated as though it were recoverable under such policies. Landlord and Tenant agree that applicable portions of all monies collected from such insurance shall be used toward the full compliance with the obligations of Landlord and Tenant under this Lease in connection with damage resulting form fire or other casualty.

D. Indemnification of Landlord. Tenant shall indemnify and defend Landlord, its employees and agents and save them harmless from and against any and all loss and against all claims, actions, damages, liability and expenses, in connection with loss of life, bodily and personal injury, or property damage arising from any occurrence in, upon or at the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees or invitees or by anyone permitted to be on the Premises by Tenant, except to the extent caused by the sole negligence or willful misconduct of Landlord, its employees or agents. In case Landlord, its employees or agents shall be made a party to any litigation commenced against Tenant by a third party, then Tenant shall indemnify, defend and hold them harmless and shall pay all costs, expenses, and reasonable attorneys' fees incurred or paid by them in connection with such litigation. The obligations assumed herein shall survive the expiration or sooner termination of this Lease.

E. Indemnification of Tenant. Landlord shall indemnify and defend Tenant, its employees and agents and save them harmless from and against any and all loss and against all claims, actions, damages, liability and expenses, in connection with loss of life, bodily and personal injury, or property damage arising from any occurrence in, upon or at those portions of the Building outside the Premises occasioned wholly or in part by any act or omission of Landlord, its agents, contractors, employees or invitees except to the extent caused by the sole negligence or willful misconduct of Tenant, its employees or agents. In case Tenant, its employees or agents shall be made a party to any litigation commenced against Landlord by a third party, then Landlord shall indemnify, defend and hold them harmless and shall pay all costs, expenses, and reasonable attorneys' fees incurred or paid by them in connection with such litigation. The obligations assumed herein shall survive the expiration or sooner termination of this Lease.

11.  TENANT'S AND LANDLORD'S RESPONSIBILITIES

To the extent permitted by law, Tenant shall assume the risk of responsibility for, have the obligation to insure against, and indemnify Landlord and hold it harmless from, any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in or on the Premises, regardless of cause, except for any loss or damage caused by the gross negligence or willful misconduct of Landlord, and its employees and agents, and Tenant hereby releases Landlord from any and all liability for same. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any Judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

To the extent permitted by law, Landlord shall assume the risk of responsibility for, have the obligation to insure against, and indemnify Tenant and hold it harmless from, any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, on or about the Building excluding Premises, regardless of cause, except for any loss or damage caused by the gross negligence or willful misconduct of Tenant, and its employees and agents, and Landlord hereby releases Tenant from any and all liability for same. Landlord's obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any Judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection herewith.

12.  FIRE OR OTHER CASUALTY

A. Destruction of the Building. If fifty percent (50%) of the area of the Building should be substantially destroyed by fire or other casualty, either party hereto may, at its option, terminate this Lease by giving written notice thereof to the other party within thirty (30) days of such casualty. In such event, Rent shall be apportioned to and shall cease as of the date of such casualty. In the event neither party exercises this option, then the Premises shall be reconstructed and restored as set forth below.

B. Destruction of the Premises. If the Premises should be rendered untenantable for the purpose for which they were leased, by fire or by other casualty, but the Building is not substantially destroyed as provided above, then the parties hereto shall have the following options:

i) If, in Landlord's reasonable judgment, the Premises cannot be reconstructed or restored within one hundred eighty (180) days of such casualty to substantially the same condition as they were prior to such casualty, Landlord shall so notify Tenant within thirty (30) days of the casualty and either Landlord or Tenant may elect, within fifteen (15) days thereafter, to terminate this Lease. If Tenant makes no election within such fifteen (15) day period, Landlord shall then have the right to be exercised within fifteen (15) days following the expiration of Tenant's election period, by giving written notice to Tenant, to reconstruct and restore the Premises to substantially the same condition as they were prior to casualty. In such event this Lease shall continue in full force and effect to the balance of the term, upon the same terms, conditions and covenants as are contained herein; provided, however, that the Rent shall be abated in the proportion which the approximate area of the damaged portion bears to the total area in the Premises from the date of the casualty until substantial completion of the reconstruction of the Premises. If Landlord fails to exercise such right, this Lease shall be terminated as of the date of the casualty, to which date Rent shall be apportioned and shall thereafter cease.

Notwithstanding the above, if the casualty occurs during the last twelve (12) months of the Term of this Lease, either party hereto shall have the right to terminate this Lease as of the date of the casualty, which right shall be exercised by written notice to be given by either party to the other party within thirty (30) days therefrom. If this right is exercised, Rent shall be apportioned to and shall cease as of the date of the casualty. If a casualty occurs during the last twelve (12) months of the term of the Lease Tenant may not exercise any extension options without first obtaining Landlord's written consent.

(ii) If, in Landlord's reasonable judgement, the Premises are able to be restored within one hundred eighty (180) days to substantially the same condition as they were prior to such casualty, Landlord shall so notify Tenant within fifteen (15) days of the casualty, and Landlord shall then proceed to reconstruct and restore the damaged portion of the Premises, at Landlord's expense, to substantially the same condition as it was prior to the casualty; Rent shall be abated in the proportion which the approximate area of the damaged portion bears to the total area in the Premises from the date of the casualty until substantial completion of the reconstruction repairs, and this Lease shall continue in full force and effect for the balance of the Term.

(iii) In the event Landlord undertakes reconstruction or restoration of the Premises pursuant to subparagraph (i) or (ii) above, Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event Landlord fails to substantially complete the same within one hundred eighty (180) days from the date of the casualty, except as a result of any of the occurrences set forth in subparagraph 25(j) below. Tenant may, at its option terminate this Lease upon giving Landlord written notice to that effect, whereupon both parties shall be released from all further obligations and liability hereunder.

13.     CONDEMNATION

If the Premises or the Building is rendered untenantable by reason of a condemnation (or by a deed giving in lieu thereof), then either party may terminate this Lease by giving written notice of termination to the other party within thirty (30) days after such condemnation, in which event this Lease shall terminate effective as of the date that possession of such property is required to be delivered to the condemning authority. If this Lease so terminates, Rent shall be paid through and apportioned as of the date of such condemnation. If such condemnation does not render the Premises or the Building untenantable, this Lease shall continue in effect and Landlord shall promptly restore the portion not condemned to the extent reasonably possible to the condition existing prior to the condemnation. In such event, however, Landlord shall not be required to expand an amount in excess of the proceeds received by Landlord form the condemning authority. Landlord reserves all rights to compensation, for the Building and Premises (excluding Tenant's personal property), for any condemnation other than any portion of the compensation award by the condemning authority for the loss of business, relocation or other damages suffered by Tenant as a result of any condemnation. Tenant hereby assigns to Landlord any right Tenant may have to such compensation, and Tenant shall make no claim against Landlord or the condemning authority for compensation for termination of Tenant's leasehold interest under this Lease or interference with Tenant's business.

14. ASSIGNMENT AND SUBLETTING

A. Landlord's Consent.  Tenant shall not, without the prior written consent of
Landlord: (i) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (ii) permit the use of the Premises by any person other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence (a "Transfer") occurring without the prior written consent of Landlord shall be void and of no effect. Landlord's consent to any Transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future Transfer. Landlord's consent to any Transfer or acceptance of rent from any party other than Tenant shall not release Tenant from any convenant or obligation under this Lease. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the obligations of Tenant hereunder. Further, Tenant shall have the right, without Landlord's prior written consent, to assign this Lease or sublease all or any portion of the Premises to any party which directly or indirectly; (i) wholly owns or controls Tenant, (ii) is wholly owned or controlled by Tenant, (iii) is under common ownership or control with Tenant, or (iv) into which Tenant or any of the foregoing party's is merged, consolidated or reorganized or to which all or substantially all of Tenant's assets or any such other party's assets are sold; provided however; (a) the use of the Premises as herein provided is not changed, (b) Tenant gives Landlord prior written notice of such assignment or subletting, (c) Tenant acknowledges that it shall remain liable under this Lease, and (d) the transferee shall expressly assume Tenant's obligations under the Lease and shall be jointly and severally liable with Tenant under the Lease.

B. Standards for Consent. If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord, at least forty-five (45) days prior to the proposed effective date of the Transfer, a written notice which includes such information as Landlord may reasonably require about the proposed
Transfer and the transferee, together with a non-refundable processing fee in the amount of five hundred dollars ($500.00). If Landlord does not terminate this Lease, in whole or in part pursuant to Section 14C, Landlord shall not unreasonably withhold its consent to any assignment or sublease, which consent or lack thereof shall be provided within thirty (30) days of receipt to Tenant's notice. Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgement of Landlord: (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Building; (ii) the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this

Lease; (iii) transferee is a tenant of or negotiating for space in the Building; (iv) the transferee is a governmental unit; (v) Tenant is in Default under this Lease; (vi) in the judgment of Landlord, such a Transfer would violate any term, condition, covenant, or agreement of the Landlord involving the Building or any other tenant's lease within it. If Landlord wrongfully withholds its consent to any Transfer. Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligation to consent to such Transfer.

C. Recapture. Landlord shall have the right to terminate this Lease as to that portion of the Premises covered by a Transfer. Landlord may exercise such right to terminate by giving notice to Tenant at any time within thirty (30) days after the date on which Tenant has furnished to Landlord all of the items required under Section 14B above. If Landlord exercises such right to terminate. Landlord shall be entitled to recover possession of, and Tenant shall surrender such portion of, the Premises (with appropriate demising partitions erected at the expense of Tenant) on the later of (i) the effective date of the proposed Transfer, or (ii) sixty (60) days after the date of Landlord's notice of termination. In the event Landlord exercises such right to terminate, Landlord shall have the right to enter into a lease with the proposed transferee without incurring any liability to Tenant on account thereof. If Landlord consents to any Transfer, Tenant shall pay to Landlord 75% of all rent and other consideration received by Tenant in excess of the Rent paid by Tenant hereunder for the portion of the Premises so transferred. Such rent shall be paid as and when received by Tenant. Tenant shall have the right to deduct from such excess rent, on a pro-rata basis, Tenant's reasonable costs and expenses directly related to the Transfer and continued occupancy including, but not limited to, broker's commissions, tenant improvements, insurance premiums which may be incurred as a result of a transfer and legal fees.

15. SURRENDER

Upon expiration or sooner termination of the Term or Tenant's right to possession of the Premises, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and damage by fire or other casualty covered by applicable policies of insurance excepted. If Landlord requires Tenant to remove any alterations pursuant to Section 9, then such removal shall be done in a good and workmanlike manner; and upon such removal Tenant shall restore the Premises to its condition prior to the installation of such alterations. If Tenant does not remove such alterations after request to do so by Landlord, Landlord may remove the same and restore the Premises; and Tenant shall pay the cost of such removal and restoration to Landlord upon demand. Tenant shall also remove its furniture, equipment, trade fixtures and all other items of personal property from the Premises prior to termination of the Term or Tenant's right to possession of the Premises. If Tenant does not remove such items, Tenant shall be conclusively presumed to have conveyed the same to Landlord without further payment or credit by Landlord to Tenant; or at Landlord's sole option such items shall be deemed abandoned, in which event Landlord may cause such items to be removed and disposed of at Tenant's expense, which shall be 115% of Landlord's actual cost of removal, without notice to Tenant and without obligation to compensate Tenant.


16. DEFAULTS AND REMEDIES

A. Default. The occurrence of any of the following shall constitute a default (a "Default") by Tenant under this Lease: (i) Tenant fails to pay any Rent when due and such failure is not cured within ten (10) days after written notice from Landlord (which notice may be in the form of a Landlord statutory ten (10) day notice); (ii) Tenant fails to perform any other provision of this Lease and Tenant does not commence and continue to use its best efforts to cure such failure within thirty (30) days (or immediately if the failure involves a hazardous condition) after notice from Landlord; (iii) the leasehold interest of Tenant's levied upon or attached under process of law; (iv) Tenant vacates the Premises without notice to Landlord; or (v) any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within (30) days after filing.

B. Right of Re-Entry. Upon the occurrence of a Default, Landlord may elect to terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Premises. Upon any such termination, Tenant shall immediately surrender and vacate the Premises and deliver possession thereof to Landlord. Tenant grants to Landlord the right to enter and repossess the Premises and to expel Tenant and any others who may be occupying the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass and without relinquishing Landlord's rights to Rent or any other right given to Landlord hereunder or by operation of law.

C. Termination of Right to Possession. If Landlord terminates Tenant's right to possession of the Premises without terminating this Lease, Landlord may relet the Premises or any part thereof alone or in conjunction with other parts of the Building for a term longer or shorter than the term of this Lease. In such case, Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord shall reasonably deem appropriate; provided, however, Landlord may first lease Landlord's other available space and shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. Tenant shall reimburse Landlord for the costs and expenses of reletting the Premises including, but not limited to, all costs of recovering possession, brokerage, advertising, legal, alteration, redecoration, repairs, and other expenses incurred to secure a new tenant for the Premises. In addition, if the consideration collected by Landlord upon any such reletting, after payment of the expenses of reletting the Premises which have not been reimbursed by Tenant, is insufficient to pay monthly the full amount of the Rent, Tenant shall pay to Landlord the amount of each monthly deficiency as it becomes due. If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant.

D. Termination of Lease. If Landlord terminates this Lease by reason of a material Default by Tenant which is not timely cured and provided Landlord is not in material Default under this Lease, Landlord may recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and final damages, an accelerated lump sum amount equal to the amount by which Landlord's estimate of the aggregate amount of Rent owing from the date of such termination through the Expiration Date plus Landlord's estimate of the aggregate expenses of reletting the Premises, exceeds Landlord's estimate of the fair rental value of the Premises for the same period (after deducting from such fair rental value the rent for the time needed to relet the Premises and the amount of concessions which would normally be given to a new tenant) both discounted to present value at the rate of five percent (5%) per annum.

Landlord shall use reasonable efforts to relet the Premises or portions thereof for the account of Tenant at such rent, for such time (which may be for a term extending beyond the Term hereof) and upon such terms as Landlord in Landlord's reasonable discretion shall determine. In any such case, Landlord may make repairs, alterations and additions in or to the Premises and Tenant shall, upon demand, pay the reasonable cost, thereof, together with Landlord's expenses of the reletting. Landlord may collect the rents from any such reletting and apply them first to the expenses of repairs, alterations and additions and second to the payment of Rent herein provided to be paid by Tenant and any excess shall operate as an offsetting credit against Rent owing or paid as a result of acceleration or as the same thereafter becomes due and payable. The aforesaid costs of reletting shall not include costs which would be amortized during periods after the then remaining Term. No such re-entry, repossession, repairs, alterations, additions or reletting shall be construed as an eviction or ouster of Tenant or as an election on Lanlord's part to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant's obligations hereunder.

E. Other Remedies. Landlord may but shall not be obligated to perform any obligation of Tenant under this Lease and if Landlord so elects, all costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand. Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

F. Bankruptcy. If Tenant becomes bankrupt, the bankruptcy trustee shall not have the right to assume or assign this Lease unless, (i) the trustee complies with all requirements of the United States Bankruptcy Code; and (ii) Landlord expressly reserves all of its rights, claims, and remedies thereunder.

G. Waiver of Trial by Jury. Landlord and Tenant waive trial by jury in the event of any action, proceeding or counterclaim brought by either Landlord or Tenant against the other in connection with this Lease.

H. Counterclaims. Tenant hereby waives the right to interpose any counterclaim in any proceeding instituted by Landlord against Tenant to (except to the extent such counterclaim would be deemed waived if not interposed during such procedure) terminate the Lease, to obtain possession of the Premises, or to recover Rent. This shall not be construed as a waiver of Tenant's right to assert such claims in a separate action instituted by Tenant.

I. Venue. If either Landlord or Tenant desires to bring an action against the other in connection with this Lease, such action shall be brought in the federal or state courts located in the state in which the Building is located. Landlord and Tenant consent to the jurisdiction of such courts and waive any rights to have such action transferred from such courts on the grounds of improper venue or inconvenient forum.

17. HOLDING OVER

If Tenant retains possession of the Premises after the expiration or termination of the Term or Tenant's right to possession of the Premises, Tenant shall pay Rent during such holding over at 150% the rate in effect immediately preceding such holding over computed on a monthly basis for each month or partial month that Tenant remains in possession. Tenant shall also pay, all claims and damages, consequential as well as direct, sustained by reason of Tenant's holding over. The provisions of this Section do not waive Landlord's right of re-entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant's remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.

20.  ESTOPPEL CERTIFICATE

Tenant agrees that, from time to time upon not less than ten (10) business days' prior request by Landlord, Tenant shall execute and deliver to Landlord a written certificate certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect);
(ii) the dates to which Rent has been paid; (iii) that Tenant is in possession of the Premises, if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof or the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; and (vii) such additional matters as may reasonably be requested by Landlord, it being agreed that such certificate may be relied upon by any prospective purchaser, mortgagee, or other person having or acquiring an interest in the Building. If Tenant fails to execute and deliver any such certificate within ten (10) business days after request. Tenant shall be deemed to have irrevocably appointed Landlord and Landlord's beneficiaries as Tenant's attorneys-in-fact to execute and deliver such certificate in Tenant's name.

21.  SUBORDINATION

This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Building, now or hereafter existing, and all amendments, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Building and/or the leasehold estate thereunder, and all amendments, renewals, modifications and extensions thereof, unless such ground lease or ground lessor, mortgage or mortgagee, or trust deed or trustee, expressly provides or elects that the Lease shall be superior to such lease, mortgage, or trust deed. If any such mortgage or trust deed is foreclosed, or if any such lease is terminated, upon request of the mortgagee, holder or lessor, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale or to the lessor under such lease, as the case may be. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that Tenant agrees upon request by any such mortgagee, holder, lessor or purchaser at foreclosure, to execute and deliver such subordination and/or attornment instruments as may be required by such person to confirm such subordination and/or attornment, or any other documents required to evidence superiority of the ground lease or mortgage, should ground lessor or mortgagee elect such superiority. If Tenant fails to execute and deliver any such instrument or document within ten (10) days after request, Tenant shall be deemed to have irrevocably appointed Landlord and Landlord's beneficiaries as Tenant's attorneys-in-fact to execute and deliver such instrument or document in Tenant's name.

22.   QUIET ENJOYMENT

Landlord represents that it has the authority to enter into this Lease. As long as no Default exists, Tenant shall peacefully and quietly have and enjoy the Premises for the Term, free from interference by Landlord, subject, however, to provisions of this Lease. The loss or reduction of Tenant's light, air or view will not be deemed a disturbance of Tenant's occupancy of the Premises nor will it affect Tenant's obligations under this Lease or create any liability of Landlord to Tenant. Landlord, however, will not block Tenant's windows with any type of covering either on the inside or outside of the Building.

23.   BROKER

Tenant represents to Landlord that Tenant has dealt only with the broker(s) set forth in Item 7 of the Schedule (collectively, the "Broker") in connection with this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Tenant agrees to indemnify, defend and hold Landlord and Landlord's beneficiaries and agents harmless from and against any claims for a fee or commission made by any broker, other than the Broker, claiming to have acted on behalf of Tenant in connection with this Lease. Landlord agrees to pay the Broker a commission in accordance with a separate agreement between Landlord and the Broker.

24.     NOTICES

All notices and demands to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered to Landlord or Tenant as the case may be at the address set forth in the Schedule or at such other address as either party may hereafter designate. Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service. Notices shall be considered to have been given upon the earlier to occur of actual receipt of two (2) business days after posting in the United States mail.

25.     MISCELLANEOUS

A. Successors and Assigns. Subject to Section 14 of this Lease, each provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns; and all references herein to Landlord and Tenant shall be deemed to include all such parties. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean only the owner or owners of the Building at the time in question.

B. Entire Agreement. This Lease, and the riders and exhibits, if any, attached hereto which are hereby made a part of this Lease, represent the complete agreement between Landlord and Tenant; and Landlord has made no representations or warranties except as expressly set forth in this Lease. No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

C. Time of Essence. Time is of the essence of this Lease and each and all of its provisions.

D. Execution and Delivery. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions set forth herein, which offer may be revoked until signed by Landlord.

E. Severability. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provisions.

F. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Building is located.

G. Attorneys' Fees. In the event of litigation between the Landlord and Tenant, declaratory or otherwise, for the enforcement of any of the covenants, terms and conditions of this Lease, the losing party shall pay the costs thereof and reasonable attorneys' fees which shall be determined and taxed by the court as part of the costs of such action.

H. Delay in Possession. In no event shall Landlord be liable to Tenant if Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date for causes outside Landlord's reasonable control. If Landlord is unable to deliver possession of the Premises to Tenant by the Commencement Date, the Commencement Date shall be deferred until Landlord can deliver possession to Tenant. If the Commencement Date is so delayed and as a result would occur on a day other than the first day of the month; (i) the Commencement Date shall be further delayed until the first day of the following month, (ii) Tenant shall be allowed to take occupancy of the Premises prior to the Commencement Date, subject to all of the terms and conditions of this Lease and shall pay the pro-rata Rent for such partial month, and (iii) the Expiration Date shall be extended so that the Term will continue for the full period contemplated in the Schedule. Notwithstanding anything contained in this Lease to the contrary, should Landlord fail to deliver to Tenant possession of Premises A on or before 10/15/96 or Premises B on or before 8/15/96 due to Landlord caused delays, excluding Force Majeure delays and Tenant caused delays, Tenant shall be entitled to one (1) day of Base Rent abatement for each day of such delay until Landlord can deliver possession of premises A or B to Tenant as the case may be. Said Base Rent abatement shall only be granted for the Premises possession has been delayed on.

I. Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

J. Force Majeure. Landlord shall not be in default hereunder and Tenant shall not be excused from performing any of its obligations hereunder if Landlord is prevented from performing any of its obligations hereunder due to any strike, shortage of materials, acts of God or other causes beyond Landlord's reasonable control ("Force Majeure").

K. Captions. The headings and titles in this Lease are for convenience only and shall have no effect upon the construction or interpretation of this lease.

L. No Waiver. No receipt of money by Landlord from Tenant after termination of this Lease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term or affect any such notice or suit. No waiver of any default of Tenant shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall effect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

M. Limitation of Liability. Any liability of Landlord under this Lease shall be limited solely to its interest in the Building, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

26.  ADDITIONAL PROVISIONS

Additional provisions to this Lease if any, are set forth in Sections 27 through 30 of the Rider to Lease attached hereto and made a part hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Lease in manner sufficient to bind them as of the day and year first above written.

                                   LANDLORD:

                                   PMTC LIMITED PARTNERSHIP

                                   BY ITS MANAGING AGENT

                                   PREMISYS REAL ESTATE SERVICES, INC.,
                                   a Pennsylvania corporation

                                   By: Michael R. Scadron
                                      -----------------------------------------
                                   Title:  Vice President - General Manager
                                         --------------------------------------



                                    TENANT:

                                     SUPERIOR CONSULTANT COMPANY, INC.
                                     A Michigan Corporation

                                     By:  Richard D. Helppie
                                        ----------------------------------------
                                     Title:  President
                                            ------------------------------------

                          LANDLORD'S ACKNOWLEDGMENT




STATE OF Michigan )
)SS:
COUNTY OF Oakland )

The foregoing instrument was acknowledged before me this 21st day of March, 1996, by Michael R. Scadron the V. P. General Mgr of Premisys Real Estate Services, Inc., a Pennsylvania corporation, on behalf of the Landlord.

                                                    Joan Marie Solarz
                                             -----------------------------------
NOTARY PUBLIC                                       Joan Marie Solarz
                                              Notary Public, Wayne County, MI
                                             My Commission Expires Aug. 23, 1998
                                                Acting in Oakland County, MI


                           TENANT'S ACKNOWLEDGMENT


STATE OF Mich     )
)SS:
COUNTY OF Oakland )

The foregoing instrument was acknowledged before me this 26 day of 3, 1996 by Richard D. Helppic the President of Superior Consultant Co. Inc. a Corp. on behalf of the Tenant.

                                                        Lynn A. Murray
                                             -----------------------------------
                                                        LYNN A. MURRAY
NOTARY PUBLIC                                 NOTARY PUBLIC-WAYNE COUNTY, MICH.
                                               MY COMMISSION EXPIRES 07-09-96





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